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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Santa Fe Energy Resources, Inc. of our report dated March 1, 1999 appearing on page 47 of Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/S/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

March 30, 1999